EXHIBIT 10.3














             AMENDED AND RESTATED CREDIT AGREEMENT

                             among

                     IONICS, INCORPORATED

                              and

              THE FIRST NATIONAL BANK OF BOSTON,
                   individually and as Agent


                       December 31, 1992






















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                       TABLE OF CONTENTS

                                                           Page
1.   THE CREDIT                                             1

     1.1      Commitment to Lend                            1
     1.2      Notes                                         1
     1.2.1.   Selection of Basis for Computing
              Interest                                      3
     1.2.2.   Interest Periods                              4
     1.3.     Optional Repayment f Loans(s)                 4
     1.4.     Method of Payment                             5
     1.5.     Commitment Fees                               6
     1.6.     Additional Costs and Expenses                 6
     1.6.1.   General                                       6
     1.6.2.   Reserve Charge                                7
     1.6.3.   Additional Amounts Payable on
              Account of Credit Facilities                  8
     1.6.4    Bank Certificates                             8
     1.7.     Changes in Circumstances                      9
     1.8.     Standby Letters of Credit                     9

2.   DEFINITIONS                                           13

3.   REPRESENTATIONS AND WARRANTIES                        19

     3.1.     Corporate Authority                          19
     3.2.     Governmental Approvals                       20
     3.3.     Title to Properties; Absence
              of Liens                                     20
     3.4.     Financial Statements                         20
     3.5.     Changes                                      20
     3.6.     Taxes                                        20
     3.7.     Litigation                                   21
     3.8.     Environmental Compliance                     21

4.   CONDITIONS TO LOANS                                   22

5.   COVENANTS                                             23

     5.1.     Financial Statements                         23
     5.2.     Taxes                                        24
     5.3.     Guaranties                                   24
     5.4.     Negative Pledge                              24
     5.5.     Merger and Sale of Assets                    25
     5.6.     Net Worth                                    26
     5.7.     Working Capital                              26
     5.8.     Permitted Indebtedness                       26
     5.9.     Sale and Leaseback                           27
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                              -2-

                                                           Page

     5.10     Environmental Matters                        27
     5.10.1.  Indemnification                              27
     5.10.2.  Notice                                       27
     5.10.3.  Response Actions                             28

6.   DEFAULTS                                              28

7.   SETOFFS                                               29

8.   THE AGENT                                             30

     8.1.     Authorization                                30
     8.2.     Employees and Agents                         31
     8.3.     No Liability                                 31
     8.4.     No Representations                           31
     8.5.     Payments                                     32
     8.6.     Holders of Notes                             33
     8.7.     Indemnity                                    33
     8.8.     Agent as Bank                                33
     8.9.     Resignation                                  33
     8.10.    Notification of Defaults and
              Events of Default                            34
     8.11.    Documents                                    34

9.   ASSIGNMENT AND PARTICIPATION                          34

     9.1.     Conditions to Assignment by Banks            34
     9.2.     Certain Representations and
              Warranties; Limitations; Covenants           35
     9.3.     Register                                     36
     9.4.     New Notes                                    36
     9.5.     Participations                               37
     9.6.     Disclosure                                   37
     9.7.     Miscellaneous Assignment
              Provisions                                   37
     9.8.     Assignment by the Company                    37

10.  MISCELLANEOUS                                         38

     10.1.    Notices                                      38
     10.2.    Term of Agreement                            38
     10.3.    No Waivers                                   38
     10.4.    Massachusetts Law                            38
     10.5.    Computation of Interest                      38
     10.6.    Expenses                                     38
     10.7.    Environmental Assessments                    39
     10.8.    Consents, Amendments, Waivers,
              Etc.                                         39
     10.9.    Counterparts                                 40
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                              -3-


EXHIBITS:

EXHIBIT A     -  Form of Loan Note
EXHIBIT B     -  Form of Promissory Note
EXHIBIT C     -  Form of Assignment and Acceptance

SCHEDULES:

SCHEDULE 3.3  -  Title to Properties; Absence of Liens
SCHEDULE 3.8  -  Environmental Compliance




































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             AMENDED AND RESTATED CREDIT AGREEMENT


AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 31, 1992 by and among IONICS, INCORPORATED (the Company), a Massachusetts corporation having its principal place of business at 65 Grove Street, Watertown, Massachusetts 02172, THE FIRST NATIONAL BANK OF BOSTON (FNBB), 100 Federal Street, Boston, Massachusetts 02110, and such other banks that are or may become parties to this Agreement from time to time in accordance with the provisions hereof (FNBB and such other banks being collectively referred to herein as the Banks and each a Bank) and THE FIRST NATIONAL BANK OF BOSTON as Agent for the Banks (the Agent).

WHEREAS,  the  Company  and  FNBB are parties to a Credit
Agreement dated as of December 31, 1986 (as amended, the Original Credit Agreement);

WHEREAS, the Company and FNBB desire to amend the Original Credit Agreement to (i) extend the maturity of the Loans and (ii) modify certain covenants and provisions;

NOW THEREFORE, the Company, the Banks and the Agent hereby agree that the Original Credit Agreement shall be amended and restated in its entirety as set forth herein and shall remain in full force and effect only as provided herein.

1.  THE CREDIT.

1.1.  Commitment to Lend.   Subject  to  the  terms and
conditions hereinafter set forth, each of the Banks severally agrees to lend and relend (a Loan, or, if more than one, Loans) to the Company from time to time on or before December 31, 1995, in an aggregate principal amount up to but not exceeding $25,000,000 (the Commitment Amount) at any one time
outstanding (the Commitment).   The  Loans  shall  be made
prorata in accordance with each Bank's Commitment Percentage. For purposes of this section, the Maximum Drawing Amount of all standby Letters of Credit shall be treated as a like aggregate principal amount of Loans outstanding hereunder.

1.2. Notes. The Company shall deliver to each Bank a note (each a Loan Note) dated the date of delivery thereof, maturing on December 31, 1995 and in a stated principal amount equal to such Bank's Commitment. The Loan Notes shall be in the form of Exhibit A hereto. The date and amount of each Loan made by each Bank, and the date and amount of each
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payment  of  principal on such Loan, shall be recorded by each
Bank on the schedule annexed to such Bank's Loan Note, and the aggregate unpaid principal amount shown on each such schedule shall be the principal amount owing and unpaid on the and Loan Notes, but the failure to make any such notation shall not affect the Company's obligation to repay the Loans. The Loan Notes shall bear interest from the date thereof, payable quarterly in arrears on the first day of each January, April, July and October, such interest to be computed in accordance with the procedures described in 1.2.1 below, either

     (i) at a rate per annum which shall at all times be equal to the rate of interest as may be published from time to time by FNBB at its head office as its Base Rate (the
Base Rate); or

     (ii) at a rate per annum which shall be one-half percent per annum above the LIBO Rate; or

     (iii)at  a  rate  per  annum  which shall be a Money Market
Rate determined by FNBB in its absolute discretion and based on FNBB's cost of funds.

On December 31, 1995, provided no Default shall have occurred and all interest payable on such date has been paid in full, new notes (the Amortizing Notes) shall be exchanged for the Loan Notes. The Amortizing Notes shall be in the form of Exhibit B hereto, shall be in the principal amount equal to the aggregate unpaid principal amount of the Loan Notes held by each Bank on December 31, 1995, shall bear interest payable at the same intervals as the Loan Notes and shall be payable in a series of twelve (12) consecutive quarterly installments
of principal beginning on April 1, 1996.   The first eight (8)
installments of principal shall each be in an amount equal to 6 1/4% of the original principal amount of the Amortizing Notes and the final four (4) installments of principal shall each be in an amount equal to 12 1/2% of the original principal amount of the Amortizing Notes. The Amortizing Notes shall bear interest on the unpaid principal balance from time to time outstanding, computed daily from the date thereof, with interest computed, in accordance with the procedures described in 1.2.1 below, either:

     (i) at a rate per annum which shall at all times be one quarter (1/4%) above the rate of interest as may be published from time to time by FNBB at its head office as its Base Rate; or


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     (ii) at  a  rate  per  annum  which for all Interest
Periods ending on or before December 31, 1996 shall be one-half percent (1/2%) per annum above the LIBO Rate for each such Interest Period and which for all Interest Periods thereafter shall be three-fourths percent (3/4%) per annum above the LIBO Rate for each such Interest Period.

The   Loan   Notes   and  the  Amortizing  Notes  are   herein
collectively called the Notes.

     1.2.1.  Selection of Basis for Computing Interest.

     (a) Not less than three (3) nor more than five (5) Business Days prior to a possible Rate-Fixing Date, the Company shall ask the Agent to quote the LIBO Rate and/or the Money Market Rate which will be effective as of such Rate-Fixing Date for one or more possible Interest Periods. The Agent will provide to the Company the requested quotation(s) not later than 11 A.M. Boston time on the second (2nd) Business Day preceding such Rate-Fixing Date and, within two
(2) hours of its receipt of such quotation, the Company shall, by notice in writing (or by telephone and promptly confirmed in writing) delivered to the Agent, select

     (1)  one  of  the  following   bases  for  computing
interest on the aggregate amount outstanding on any Note as of such Rate-Fixing Date:

              (A) the Base Rate basis for computing such interest on all or a specified portion of such aggregate amount; or

              (B) the Money Market Rate basis for computing such interest on all or a specified portion of such aggregate amount (which portion shall be in a minimum amount of $1,000,000 and even multiples of $100,000); or

              (C) the LIBO Rate basis for computing interest on all or a specified portion of such aggregate amount (which portion shall be in a minimum amount of $500,000 and even multiples of $250,000);








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         (2)  an Interest Period.

              (b)  If   on   any  Rate-Fixing  Date,  the  Agent
shall determine in its sole discretion reasonably exercised that it is unable to quote the LIBO Rate by reason of circumstances or events in the London inter-bank foreign currency deposits market generally affecting similar banks,
the  Agent shall promptly   notify   the   Company   and   the
Banks  of  such determination.   Upon receipt of such
notification, any LIBO Rate selection for interest calculations with respect to such Interest Period pursuant to 1.2.1(a) hereof shall be deemed ineffective and the Base Rate basis for interest calculations shall apply to such selection.

         1.2.2.  Interest Periods.  As to the Base Rate basis
for computing  interest,  an  Interest  Period   may   be
either indefinite (subject to change to a different Interest Period for the LIBO Rate basis or Money Market Rate basis of calculating interest, by notice from the Company as
provided in 1.2.1 hereof) or definite.   As to the LIBO Rate
basis, an Interest Period shall be a definite  period  of  one
(1), two (2), three (3) or six (6) months. As to the Money Market Rate basis for computing interest, an Interest Period shall be a definite period of seven (7), thirty (30), ninety
(90) or one hundred eighty (180) days. No Interest Period relating to the Loan Notes shall expire later than December 31, 1995; and no Interest Period relating to the Amortizing Notes shall expire later than December 31, 1998. A Rate-Fixing Date for any Note shall automatically occur on the first Business Day following the end of the preceding Interest
Period.   In  the event the Company fails on a timely basis to
select a basis for interest calculations hereunder, the Base Rate basis for interest calculations shall apply thereafter, using an indefinite Interest Period (subject to change as aforesaid).

         1.3. Optional Repayment of Loan(s). The Company shall have the right, at its election, to repay the Loan(s) in whole at any time, or in part from time to time. Any such repayment of any portions of any Loan(s) subject to the Base Rate basis of interest calculation, shall be without penalty or premium but with accrued interest on the date of such repayment on the amount repaid. If the Company shall voluntarily repay any Eurodollar Loan(s) and if any such repayment occurs during any Interest Period during which the LIBO Rate is greater than the LIBO Rate which would have been


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quoted (on the amount to be repaid and for the remaining
portion of such Interest Period) by the Agent to the Company had the date of such repayment been a Rate Fixing Date, the Company shall pay at the date of repayment, in addition to principal and interest, the LIBO Prepayment Charge. If the Company shall voluntarily repay any Money Market Loan(s) and if any such repayment occurs during any Interest Period during which the Money Market Rate applicable to such Loan is greater than the Money Market Rate which would have been quoted (on the amount to be repaid and for the remaining portion of such Interest Period) by the Agent to the Company had the date of such repayment been a Rate Fixing Date, the
Company shall pay at the date of repayment, in addition to principal and interest, the Money Market Prepayment Charge. The Company shall give the Agent at least five (5) Business Days' written notice of any proposed repayment pursuant to this 1.3, specifying the proposed date of repayment, the amount then to be repaid and the principal amount to be repaid on the Note(s) held by the Banks. Each partial repayment of Loan(s) subject to the Base Rate basis of interest calculation shall be in an aggregate principal amount of $50,000 or multiples thereof. Each partial repayment of Eurodollar Loan(s) shall be in an aggregate principal amount of $250,000, or multiples
thereof.   Each partial repayment of Money Market Loan(s) shall
be in a minimum aggregate principal amount of $1,000,000 or multiples of $100,000 thereof. Amounts of principal repaid and applied to the Loan Notes may be reborrowed so long as credit remains available under the Commitment and subject to the conditions specified in 4. Amounts of principal repaid and applied to the Amortizing Notes may not be reborrowed. Prepayments of principal on the Amortizing Notes will be applied to installments of principal due in the inverse order of maturity. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

         1.4.  Method  of  Payment.  All payments and
prepayments of principal and all payments of interest and commitment fees shall be made by the Company to the Agent for the accounts of the Banks in immediately available funds.







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         1.5.  Commitment Fees.  The  Company  agrees  to pay
the Agent  for the accounts of the Banks in accordance with
their respective   Commitment   Percentages  quarterly  in
arrears, commencing with January 1, 1993 so long as the Commitments of the Banks are outstanding, a commitment fee at the rate of 1/8 of 1% per annum on the daily average amount by  which  the Commitment  Amount  minus  the  Maximum  Drawing
Amount of all outstanding   Letters   of  Credit  exceeds  the
outstanding principal amount of Loans.   All  commitment fees
provided for in the Original Credit Agreement shall continue to accrue at the applicable rates thereof set forth in the Original Credit Agreement (rather than the applicable rates thereof set forth in this 1.5) until the Closing Date; and, on and as of the Closing Date, the applicable rate set forth in
this 1.5 shall become  effective  with  respect   to  such
amounts  accruing thereafter.

         1.6.  Additional Costs and Expenses:

              1.6.1.  General.   Anything in  this  Agreement
to  the contrary notwithstanding,  if any present or future
applicable law  or  regulation  or  interpretation   thereof
shall be applicable to the Eurodollar Loans or to any of the Banks or the Agent, or this Agreement, as a result of such Eurodollar Loans and shall

              (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the Eurodollar Loans; or

              (b) materially change the basis of taxation (other than any change in the statutory rate of domestic or foreign tax on net income) of payments to any Bank of the
principal or the interest on any Eurodollar  Loans   or  any
other  amounts  payable hereunder; or

              (c)  impose or increase  or  render  applicable
any   special   deposit   or   reserve   or  similar
requirements (whether or not having the force of law) against assets held by or deposits in or for the account of, or loans by an office of any Bank, other than the reserve charges payable pursuant to 1.6.2; or





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              (d)  impose on any Bank  or the Agent any other
condition  or  requirement  with  respect   to  this Agreement
or the Eurodollar Loans, and the result of any of the foregoing is

                    (i) to increase the cost to any Bank  of
making,  funding  or  maintaining its Eurodollar Loans   in  an
amount  considered material by such Bank, or

                    (ii) to reduce the amount of principal, interest or other amounts payable hereunder, or

                    (iii) to require such Bank or the Agent to
make any payment with respect to, or to forego payments of, any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Company hereunder, then, and in each such case, the Company will, upon demand made by the Agent (at the request of any Bank) at any time and from time to time and as often as the occasion therefor may arise, pay to the Agent (for the benefit of
the  affected Banks)  such  reasonable   additional   amounts
as will be sufficient to compensate such Banks for such additional cost, reduction, payment or foregone interest or other sums. The Agent will use its best efforts (x) to notify the Company of the possible imposition of any additional charge under this 1.6.1, and (y) to minimize the amount of any such additional cost, reduction, payment, foregone interest or other sum, including but not limited to using an alternate offshore funding source.

         1.6.2.  Reserve  Charge.   For each day  any Eurodollar
Loan is outstanding, the Company shall pay to the Agent for the accounts of the Banks an amount equal to the Reserve
Charge.   Reserve  Charges  shall  be paid  on  each  interest
payment date in accordance with a bank certificate submitted to the Company, as provided in 1.6.4 hereof. In the event that the Board of Governors of the Federal Reserve System establishes regulations which require the payment of interest by Federal Reserve Banks on reserves maintained under said Regulation D (or any successor or similar regulation relating to such reserve requirements) against said "Eurocurrency liabilities", and any Bank receives any such payment of interest, then to the extent practicable, such Bank shall make an appropriate reduction in the Reserve Charge to reflect the



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amount of interest received  by  such  Bank  and determined by such Bank to be properly allocable to the portion of the reserve with respect to which the Reserve Charge relates.

              1.6.3. Additional Amounts Payable on Account of Credit Facilities. If any change in law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof affects the amount of capital required or expected to be maintained by any Bank or the Agent or any corporation controlling such Bank or the Agent and such Bank or the Agent determines that the amount of capital required is increased by or based upon the existence of the credit facilities established hereunder or any loans made pursuant hereto or upon agreements or loans of the type contemplated hereby, then the Agent (at the request of any Bank) may notify the Company
of  such  fact.   To  the extent  that  such  increased  capital
requirements are not reflected in the Base Rate, the Company and such Bank or (as the case may be) the Agent shall thereafter attempt to negotiate an adjustment to the fees payable hereunder which will adequately compensate such Bank or the Agent in light of these circumstances. If the Company and such Bank or the Agent are unable to agree to such adjustment within thirty days of the day on which the Company receives such notice, then commencing on the date of such notice (but no earlier than the effective date of any such change), the fees payable hereunder shall increase by an
amount  which  will,  in such Bank's   or  the  Agent's
reasonable  determination,  provide adequate compensation.

         1.6.4.  Bank  Certificates.   A certificate signed by
an officer of each affected Bank, setting  forth  any
additional amount required to be paid by the Company under 1.6.1, 1.6.2, or 1.6.3 hereof and the computations made by such Bank to determine such additional amount, shall be submitted by the Banks to the Company in connection with each demand made by the Banks upon the Company and each such certificate shall, save for obvious error, constitute conclusive evidence of the additional amount required to be paid by the Company to the Banks upon each such demand pursuant to
1.6.1, 1.6.2, or 1.6.3 hereof.   A  claim by the Agent or the
Banks for all or any part of any additional amount required to be paid by the Company under 1.6.1, 1.6.2, or 1.6.3 hereof may be made before and/or after the end of the Interest Period to which such claim relates or during which such claim has arisen and before and/or after any repayment or prepayment, to which such claim relates, for any amount owed hereunder.


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         1.7.  Changes in Circumstances.  If at any time,

              (a) any Bank shall reasonably determine that (i) it is not practicable for such Bank to obtain United States Dollar deposits in the London inter-bank foreign currency deposits market in the principal amount of any Loan amounts selected to be subject to the LIBO Rate basis of interest calculation and for periods equal to any Interest Period; or (ii) the LIBO Rate does not or will not accurately reflect the cost to such Bank of obtaining or maintaining any
Eurodollar Loan  during  any  Interest  Period  despite   the
Company's compliance with its obligations under 1.6 hereof; or

              (b)  after   using   its  best  efforts  to  use
an alternate offshore funding source, any Bank shall reasonably determine that any present or future applicable law has made or will make it unlawful for such Bank to make or maintain any Eurodollar Loans or to comply with any of such Bank's obligations in respect of any Eurodollar Loans;

then such Bank shall promptly give notice of such determination to the Company. Upon notification pursuant to paragraph (a) hereof, the obligation of such Bank to make Eurodollar Loans shall be suspended until such Bank determines that the circumstances described in such paragraph have ceased to exist, and the interest on such Bank's outstanding Eurodollar Loans shall be calculated with respect to the Base
Rate  basis  in   accordance   with   1.2.1   hereof.    Upon
notification pursuant to paragraph (b) hereof, the obligation of such Bank to make Eurodollar Loans shall be suspended until such Bank determines that the circumstances described in such paragraph have ceased to exist, and the interest on such Bank's outstanding Eurodollar Loans shall be calculated with respect to the Base Rate basis in accordance with 1.2.1 hereof.

         1.8.  Standby  Letters  of  Credit.   (a)  The Letter
of Credit Bank may, in each case at the Letter of Credit Bank's absolute discretion and upon such terms and conditions as the Letter of Credit Bank and the Company may agree, from time to time issue for the account of the Company, standby Letters of Credit (Letters of Credit) in form and content acceptable to the Letter of Credit Bank and the Company, provided however, that at no time shall the sum of the aggregate principal amount of all Loans outstanding plus the aggregate Maximum Drawing Amount of the standby Letters of Credit exceed the Commitment Amount.


/76



              (b) The Company shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Letter of Credit Bank, pay a fee to the Letter of Credit Bank in an amount specified by the Letter of Credit Bank at such time.

              (c)  (i)  The obligations of  the  Company  to
repay the Letter of Credit Bank as provided hereunder in respect of drawings under any Letters of Credit shall rank pari passu with the obligations of the Company to repay the
Loans,  and shall  be   absolute  and  unconditional  under  any
and  all circumstances.    Without   limiting  the  generality
of the foregoing, the Company's obligation to repay the Company's obligation in respect of drawing under the Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such payment or the legality, validity, regularity or enforceability of the Letter of Credit or any renewal or extension thereof or any other document
whatsoever.   The  Letter  of  Credit  Bank  may  accept  or
pay any draft presented to it under any Letter of Credit, or any renewal or extension thereof, regardless of when drawn
or  made and whether   or  not  negotiated,  if  such  draft,
accompanying certificate or documents (as applicable) and any transmittal advice are presented on or before the expiry date of the Letter of Credit, or the renewal or extension
thereof  then in effect.   Furthermore,  neither the Letter of
Credit Bank nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit, or any renewal or extension thereof, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit or to any renewal or extension thereof, or failure of documents not required by the terms of the Letter of Credit to accompany any instrument at negotiation, or for failure of any person to note the amount of any draft on the reverse of the Letter of Credit or on any renewal or extension thereof, so long as such failure does not result in a payment in excess of the then remaining Maximum Drawing Amount of such Letter of Credit, or to forward documents in any manner required by the Letters of Credit.






/77



         (ii) Any action, inaction or omission on the part of the Letter of Credit Bank or any of its correspondents, under or in connection with any Letter of Credit or renewal or extension thereof or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as the Letter of Credit Bank or any of its correspondents may deem to be applicable, shall be binding upon the Company and shall not place the Letter of Credit Bank or any of its correspondents under any liability to the Company, in the absence of gross negligence or willful misconduct by the Letter of Credit Bank or its correspondents. The Letter of Credit Bank's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent that the Letter of Credit Bank may agree to effect payment of Letters of Credit within a reasonable period of time after resumption of business if the Letter of Credit Bank's business is interrupted as described in Article 19 of the Uniform Customs and Practice for Documentary Credits (as further described below), and except to the extent otherwise expressly provided hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce, Publication No. 400, and any subsequent revisions thereof.

         (d) The Company agrees that if any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law) or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

              (i)  impose,  modify or deem applicable any
reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by the Letter of Credit Bank; or

              (ii)impose  on the Letter of Credit Bank  any
other condition or requirements relating to any such Letters of Credit;

and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to, or decrease the rate of return of, the Letter of Credit Bank in respect of issuing or maintaining any Letter of Credit issued for the account of


/78




the Company hereunder (which increase in cost or decrease in rate of return shall be the result of the Letter of Credit Bank's reasonable allocation among its letter of credit customers, of the aggregate of such cost increases resulting from such events), then, upon demand by the Letter of Credit Bank and delivery to the Company of a certificate of an officer of the Letter of Credit Bank explaining such change in law, executive order, regulation, directive, or interpretation thereof, its impact on the Letter of Credit Bank, and the basis for determining such increased costs or decreased return and their allocation, the Company shall immediately pay to the Letter of Credit Bank, from time to time as specified by the Letter of Credit Bank, such amounts as shall be sufficient to compensate the Letter of Credit Bank for such increased cost
or decreased  return.   The  Letter of Credit Bank's
determination of costs incurred under clause (i) or (ii) above, and the allocation, if any, of such costs among the Company and other letter of credit customers of the Letter of Credit Bank, if done in good faith and made on an equitable basis, shall be presumptively correct in the absence of evidence to the contrary.

         (e) Each Bank (other than the Letter of Credit Bank) and the Company hereby acknowledge that each Letter of Credit issued by the Letter of Credit Bank pursuant to this Agreement is issued by the Letter of Credit Bank on behalf of
all of the Banks.     Each Bank (other than FNBB) absolutely,
unconditionally and irrevocably agrees to reimburse the Letter of Credit Bank in an amount equal to such Bank's Commitment Percentage of each drawing under any Letter of Credit made in accordance with this 1.8 and to be responsible for its Commitment Percentage of all liabilities incurred by the Letter of Credit Bank in respect of each Letter of Credit opened or extended by the Letter of Credit Bank for the account of the Company pursuant to this Agreement. The obligations of the Banks hereunder are several and the failure of any Bank to fulfill its obligations shall not result in any Bank becoming obligated to advance more than its Commitment Percentage of Loans hereunder.

         (f)  Each Bank shall, and hereby absolutely,
unconditionally and irrevocably agrees, to contemporaneously provide to the Letter of Credit Bank, in funds immediately available to the Letter of Credit Bank, such Bank's
Commitment Percentage of the funds necessary to pay each draft drawn under a Letter of Credit.

/79



         (g) Each Bank agrees with the Letter of Credit Bank and the other Banks (other than the Letter of Credit Bank) that its obligations to provide to the Letter of Credit Bank its Commitment Percentage of the amount of any draft drawn under any Letter of Credit shall be absolute, irrevocable and unconditional and further agrees that such obligations shall not be affected in any way by any intervening circumstances occurring before or after the making of such payment by the Letter of Credit Bank pursuant to any Letter of Credit, including without limitation:

              (i)  any   modification  or  amendment  of,  or
any consent, waiver,  release  or forbearance with respect to
any  of  the  terms  of  this  Agreement   or  any  other
instrument or document referred to herein;

              (ii)any other act or omission to act of any kind by the Letter of Credit Bank;

              (iii)the existence of any Default or Event of Default;

              (iv)any  change  of  any  kind  whatsoever  in
the financial position or creditworthiness of the Company or any other Person.

         2.  DEFINITIONS.   The  following  terms  shall have
the meanings respectively assigned to them in this 2.

         Agent. The First National Bank of Boston acting as agent for the Banks.

         Amortizing Notes.  See 1.2.

         Assignment and Acceptance.  See 9.

         Banks.  See preamble.

         Base Rate.  See 1.2.

         Business   Day.   Any  day  on  which  banks  in
Boston, Massachusetts are required to be open for the transaction of normal banking business and, in addition, in connection with any transaction relating to the LIBO Rate, any day on which banks in London, England are also open for the transaction of normal banking business.


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         Closing  Date.   The  first  date  on  which  all  of
the conditions set forth in 4 have been satisfied.

         Commitment.   With respect to each Bank, the amount
equal to such Bank's Commitment Percentage of the Commitment
Amount.

         Commitment Amount.  See 1.1.

         Commitment Percentage.   With  respect  to each Bank,
the percentage set forth beside its name below as such Bank's percentage of the aggregate Commitments of all of the
Banks:

              Bank                     Percentage
              ____                     __________
              FNBB                        100%

         Company.  See preamble.

         Consolidated.   As applied  to  any  term  used  in
this agreement, the relevant figures for the Company and its Consolidated Subsidiaries on a basis determined in accordance with generally accepted accounting principles after eliminating all intercompany items and minority interests.

         Consolidated   Subsidiary.    Any   present   or
future corporation or other entity (other than Yuasa-Ionics Co., Ltd., a corporation organized under the laws of Japan) more than fifty percent (50%) of the shares of stock or other interests each (however designated) having ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such corporation or other interests (other than stock having such power only by reason of the happening of a contingency) shall at the time be owned by the Company or by one or more subsidiaries
or by the Company  and   one   or   more  subsidiaries.
Unconsolidated subsidiary means a subsidiary which is not consolidated for financial reporting purposes.

         Current Assets, Current Liabilities and  Working
Capital.   Respectively,  the  Current  Assets,  Current
Liabilities  and  Working   Capital   of   the  Company  and
its Consolidated Subsidiaries, determined in accordance with generally accepted accounting principles.

         Default.  Any event described in 6 hereof.

         Delinquent Bank. See 8.5(c).
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         Eligible  Assignee.   Any commercial bank or  other
financial institution, including without limitation, any insurance company, savings bank or savings and loan association.

         Environmental  Laws.  Any judgment, decree,  order,
law, license,  rule  or  regulation   pertaining  to
environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act or any other federal, state or local statute, regulation, ordinance, order, or decree, or common law, whether in existence now or hereafter enacted, and as such may be amended from time to time, relating to health, safety or the environment.

         Equity  Distribution.   The  payment of cash dividends
on any class of capital stock and any other distribution or payment on account of or in redemption, retirement or purchase of such capital stock; provided, however, that the term "Equity Distribution" does not include the issuance, delivery or distribution by a corporation of shares of its common stock pro rata to its existing stockholders nor does the term include the sale or exchange by the Company of shares of its common stock made in return for cash or other assets, tangible or intangible.

         Eurodollar Loan(s). That portion of any Loans made hereunder, the interest rate on which is calculated by reference to the LIBO Rate in accordance with 1.2.1 hereof.

         Event of Default.  See 6.

         FNBB. The First National Bank of Boston in its individual capacity.

         Hazardous Materials.   Any hazardous waste, as defined
by 42 U.S.C. 6903(5), any hazardous substances, as defined by 42 U.S.C. 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. 9601(33), and any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws.




/82



         Indebtedness. All obligations, contingent or otherwise, which in accordance with generally accepted accounting principles should be reflected in the obligor's balance sheet as liabilities and all guarantees, endorsements and other contingent obligations, direct or indirect, in respect of Indebtedness of others whether or not reflected in said balance sheet (other than guarantees and endorsements made in connection with items deposited for collection in the ordinary course of business, and other than federal, state and foreign income taxes, the payment of which has been deferred in accordance with generally accepted accounting principles).

         Interest Period. The period during which the basis for computing interest, selected pursuant to 1.2.1 hereof, is to remain in effect, which, as to the LIBO Rate basis, shall be a period of one (1), two (2), three (3), or six (6) months, and which as to the Money Market Rate basis, shall be a period of seven (7), thirty (30), ninety (90) or one hundred eighty
(180) days.

         Letter of Credit.  See 1.8(a).

         Letter of Credit Bank.  FNBB.

         Loan Documents.  This Agreement, the  Notes,  any
Letters of Credit and any other documents and instruments executed and delivered in connection with this Agreement.

         Loan Notes.  See 1.2.

         Loans.  See 1.1.

         LIBO Prepayment Charge. An amount equal to the product of (i) the difference between (A) the LIBO Rate in effect during an Interest Period during which all or any portion of any Note shall be prepaid voluntarily and (B) the LIBO Rate which would have been quoted (on the amount so prepaid and for the remaining portion of such Interest Period) by the Agent to the Company had the date of such prepayment been a Rate-Fixing Date, times (ii) the amount so prepaid, times (iii) a fraction the numerator of which is the number of days in the remaining portion of such Interest Period and the denominator of which is three hundred and sixty (360).




/83


         LIBO  Rate.  The annual rate of  interest
determined by each Bank at or about 11:00 A.M., London Time, on the Rate-Fixing Day prior to the first day of any Interest Period, as being the rate of interest at which deposits of United States Dollars could be obtained by such Bank in the
London  inter-bank  foreign  currency   deposits  market,  at
the time of determination and in accordance with the usual practice in such market, for delivery on the first day of such Interest Period and for the number of days comprised therein, in amounts equal (as nearly as may be) to the portion of the unpaid principal of the Eurodollar Loan(s) to be outstanding on the first day of such Interest Period.

         Majority  Banks.   As  of any date, the Banks holding
at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Commitment Amount.

         Maximum Drawing  Amount.   With  respect to any Letter
of Credit, the maximum amount which the beneficiary may draw under such Letter of Credit, as such amount may be reduced from time to time pursuant to the terms of such Letter of Credit.

         Money Market Loan(s).   That  portion  of  any Loans
made hereunder,  the  interest  rate  on  which  is  calculated by reference to the Money Market Rate in accordance  with  1.2.1 hereof.

         Money Market Prepayment Charge. An amount equal to the product of (i) the difference between (A) the Money Market Rate in effect during an Interest Period during which all or any portion of any Note shall be prepaid voluntarily and
(B) the Money Market Rate which would have been quoted (on the amount so prepaid and for the remaining portion of such Interest Period) by the Agent to the Company had the date of such prepayment been a Rate-Fixing Date, times (ii) the amount so prepaid, times, (iii) a fraction the numerator of which is the number of days in the remaining portion of such Interest Period and the denominator of which is three hundred and sixty (360).





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         Net Income.  For any period, the consolidated  after
tax net income or net loss the Company and its Consolidated Subsidiaries as determined in accordance with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in 3.4 (except for changes concurred with by the Company's independent public accountants) minus (a) the aggregate of any extraordinary or non-recurring credits included in such determination plus (b) any extraordinary or non-recurring charges and (c) the aggregate of all debits made to retained earnings during the period other than dividends, distributions and transfers to capital accounts (including currency translation adjustments).

         Notes.  The Loan Notes and the Amortizing Notes.

         Obligations. All indebtedness, obligations and liabilities of the Company to any of the Banks and the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans or any of the Notes, Letters of Credit or other instruments at any time evidencing any thereof.

         Original Credit Agreement.  See preamble.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Property.   All  properties  owned  or  operated  by
the Company.

         Rate-Fixing  Date.  Any Business Day on which the
Company is permitted or required to select the basis for interest calculations under any Note.

         Register.  See 9.3.

         Release.  As specified in the Comprehensive
Environmental Response,  Compensation  and Liability Act of
1980, 42  U.S.C.  9601  et  seq.  ("CERCLA")   and  the  term
"Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42

/85



U.S.C.  6901  et seq.   ("RCRA")   and  regulations
promulgated   thereunder;  provided, that in the  event  either
CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the property lies establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

         Reserve Charge.  An amount equal  to  the  product of
(i) the outstanding principal amount of the Eurodollar Loans hereunder times (ii) the remainder of (a) the LIBO Rate, expressed as a decimal, divided by the remainder of one minus the Reserve Rate, minus (b) the LIBO Rate; times (iii) the fraction, the numerator of which shall be one and the denominator of which shall be three hundred and sixty (360).

         Reserve  Rate.   For purposes relating to the
computation of the Reserve Charge, the rate, expressed as a decimal at which any Bank would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency liabilities" (as such term is defined in Regulation D) if such liabilities were outstanding.

         Tangible Net Worth. The aggregate book value of the consolidated assets of the Company and its Consolidated Subsidiaries (after deduction therefrom of all applicable reserves and allowances) minus the sum of (a) the consolidated liabilities of the Company and its Consolidated Subsidiaries and (b) the net book value of the Company's investments in and loans, advances and extensions of credit to Unconsolidated Subsidiaries, goodwill, patents, franchises, trademarks and trade names, research and development expenses and similar intangibles, all determined in accordance with generally accepted accounting principles consistent with those followed in the preparation of the financial statements referred to in 3.4, (except for changes concurred with by the Company's independent public accountants).






/86



              Working Capital.  An amount equal to total current
assets less   total   current  liabilities.   For  purposes  of
this Agreement, "current liabilities" will not include outstanding Loans under this Agreement.

              All terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by generally accepted accounting principles.

              3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks and the Agent that:

                    3.1.  Corporate  Authority.   The Company
and each Consolidated Subsidiary (i) is a corporation duly organized, existing and in good standing under the laws of the state or foreign country of its incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and
(iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or its business requires such qualification and where the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries
taken  as  a  whole.   The execution,  delivery and performance
of this Agreement and the transactions contemplated hereby are within the corporate authority of the Company, have been authorized by proper corporate proceedings and will not contravene any provision of law, its articles of organization or by-laws or any other agreement, instrument or undertaking binding upon the Company or any Consolidated Subsidiary.

              3.2.  Governmental  Approvals.   The execution,
delivery and performance of this Agreement by the Company and the transactions between the parties hereto contemplated hereby do not require any approval or consent of, or filing with, any governmental agency or authority, except such, if any, as may be required by the Banks.

              3.3. Title to Properties; Absence of Liens. The Company and each Consolidated Subsidiary has good and valid title to all properties, assets and rights of every name and nature now purported to be owned by it and, except as listed and described on Schedule 3.3 attached hereto, all of said properties, assets and rights are free from all defects, liens, charges and encumbrances whatsoever, except those of a nature permitted by 5.4.

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         3.4.  Financial  Statements.   The Company has
furnished to the Agent a balance sheet as at December 31, 1991 and related statements of income and cash flow of the Company for the fiscal year then ended, each certified by
Coopers  & Lybrand.   The balance sheet and statements of income
and cash flow so furnished (i) have been prepared in conformity with generally accepted accounting principles
applied   on   a consistent  basis  throughout  the  periods
specified and (ii) present fairly the financial position  of
the   Company as at the dates thereof.

              3.5.  Changes.  Since   the   date  of  the
financial statements described in 3.4, there has been no material change in the assets, liabilities, financial condition or business of the Company or any Consolidated Subsidiary other than changes in the ordinary course of business, the effect of which has not been in any case, or
in  the  aggregate, materially  adverse.   Since the dates  of
the financial statements described in 3.4 the Company has neither authorized, agreed to make nor made any Equity Distribution.

              3.6. Taxes. The Company and each Consolidated Subsidiary has filed all federal and state tax returns required to be filed and all taxes, assessments and other governmental charges due upon any of such companies have been fully paid and no extensions of time of payment have
been requested.    Each   of   the  Company  and  its
Consolidated Subsidiaries has paid or recorded on its books reserves adequate for the payment of all federal and state income tax liabilities.

              3.7.  Litigation.  There is no  litigation
pending, or, to the knowledge of its officers, threatened against the Company or any Consolidated Subsidiary which will substantially adversely affect the ability of the Company to perform its obligations hereunder.

              3.8. Environmental Compliance. The Company has taken all necessary steps to investigate the past and present condition and usage of the Property and the operations conducted thereon and, based upon such diligent investigation, has determined that:






/88



              (a)    none   of   the   Company,  its
Consolidated Subsidiaries or any operator of the Property or any
operations thereon  is  in  violation,  or  alleged   violation,
of any Environmental Law, which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Company or any of its Consolidated Subsidiaries;

              (b)   except  as  set forth on Schedule 3.8
attached hereto,  neither  the  Company nor  any  of  its
Consolidated Subsidiaries  has  received   notice   from  any
third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Materials which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any of its Consolidated Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials;

              (c)  except for violations  with potential
liability of less than $1,000,000 and except as set  forth  on
Schedule 3.8 attached hereto: (i) no portion of the Property has been used for the handling, processing, storage or disposal of Hazardous Materials except in accordance with
applicable Environmental  Laws;   and   no  underground  tank
or other underground storage receptacle for Hazardous Materials is located on any portion of the Property; (ii) in the course of any activities conducted by the Company, its Consolidated Subsidiaries or operators of its properties, no Hazardous Materials have been generated or are being used on the Property except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e.
any past or present   releasing,   spilling,  leaking,  pumping,
pouring, emitting,   emptying,   discharging,    injecting,
escaping, disposing or dumping) or threatened releases of Hazardous Materials on, upon, into or from the properties of the

/89



Company or its Consolidated Subsidiaries, which releases would have a material adverse effect on the value of any of the Property or adjacent properties or the environment; (iv) to the best of the Company's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Property; and (v) in addition, any Hazardous Materials that have been generated on any of the Property have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by
treatment  or  disposal facilities  maintaining   valid
permits  as  required  under applicable   Environmental   Laws,
which transporters and facilities have been and are, to the best of the Company's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

         (d) none of the Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

         4. CONDITIONS TO LOANS. The obligation of the Banks to effect the amendment and restatement of the Original
Credit Agreement and to make Loans hereunder is conditioned upon

              4.1.  in the case of all borrowings:

                    (a)  receipt  by  the Agent of at  least
three (3) Business Days' prior written notice from the Company of the proposed date and amount of the borrowing; and

                    (b)  the  fact  that  at  the  completion
of the borrowing, no Default specified in 6 and no event which, with the giving of notice or lapse of time or both, would become a Default will have occurred and be continuing; and delivery to the Agent of the certificate to that effect signed by an authorized officer of the Company.

         4.2. in the case of the effectiveness of the amendment and restatement of the Original Credit Agreement and the first borrowing thereafter, (a) receipt by the Agent of an opinion addressed to FNBB individually and as Agent of Stephen Korn, general counsel for the Company, in form, scope and substance satisfactory to the Agent, as to (i) the matters referred to in 3.1 and 3.2, (ii) the validity and
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enforceability of the Company's obligations hereunder and under the Notes except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, and
(iii) such other matters as the Banks or the Agent may reasonably request; and (b) the Company shall have paid all commitment fees under the Original Credit Agreement accrued to the Closing Date.

         5. COVENANTS. During the term of this Agreement unless compliance shall have been waived in writing by the Banks, the Company agrees that:

              5.1.  Financial  Statements.   It  will  furnish
to the Agent:

              (a) within 90 days after the end of each fiscal year the Consolidated balance sheet of the Company as at the end of, and the related Consolidated statements of income and cash flow for such year certified by independent certified public accountants of nationally recognized standing;

              (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the Consolidated balance sheet as at the end of, and the related Consolidated statements of income and cash flow, in each case in the form required under 5.1(a), for such three month period in each case certified by the principal financial officer of the Company, subject, however, to year-end audit adjustment; and

              (c) from time to time such other financial data and information as any Bank or the Agent may reasonably request.

              The financial statements referred to above in this 5.1 shall be prepared in accordance with generally accepted accounting principles, such principles to be consistent with those followed in the preparation of the financial statements referred to in 3.4, except as otherwise concurred with by the Company's independent public accountants.

              5.2. Taxes. It will pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Consolidated Subsidiaries or its or their properties prior to the time when they become delinquent; provided that this covenant shall not apply to any tax, assessment or charge which is being in good faith contested and with respect to which adequate reserves have been established and are being maintained.

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               5.3.  Guaranties.  It  will  not and will not
permit any of its Consolidated Subsidiaries to endorse, guarantee or become surety for the obligations of any person, firm or corporation except that (i) the Company may
guarantee  without limitation   the   obligations  of  any  of
its Consolidated Subsidiaries;   (ii)  the   Company   and   its
Consolidated Subsidiaries may guarantee the obligations of any person, firm or corporation, but the aggregate dollar amount of all obligations guaranteed under the permissive grant of this clause (ii) shall not exceed at any one time
outstanding  U.S. $2,000,000;   (iii)   the   Company   and
its   Consolidated Subsidiaries  may  guarantee  the
obligations of any firm or corporation in which the Company has an ownership interest; and (iv) the Company and its Consolidated Subsidiaries may endorse checks for collection or deposit in the ordinary course of business.

              5.4. Negative Pledge. It will not create or suffer to be created or permit to exist any mortgage, pledge, lien, security interest or other encumbrance upon any of its properties or assets or upon the property or assets of any of its Consolidated Subsidiaries except (i) liens for taxes or assessments not yet due or whose validity or amount is being contested in good faith by appropriate proceedings (unless and until foreclosure, distraint, sale or any similar proceeding shall have been instituted) and adequate reserves shall have been established and maintained in accordance with generally accepted accounting principles,
(ii) real estate mortgages securing indebtedness which is or was undertaken to purchase the mortgaged real estate and covering only the real estate so purchased, (iii) security interests securing indebtedness arising out of the acquisition of personal property by the Company or a Consolidated Subsidiary for use in its business or indebtedness arising out of the acquisition of real and personal property by the Company in connection with Industrial Revenue Bonds of the Company purchased by FNBB, provided that the aggregate principal amount of indebtedness secured by each security interest may not exceed the purchase price of the property so acquired, (iv) other liens and encumbrances incidental to the conduct of its business or the ownership of its assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business, (v) notes receivable arising from the financing

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of  water softener sales, which  may  be pledged as collateral,
(vi) security interests or mortgages securing indebtedness which is undertaken in connection with project financings, provided that the aggregate principal amount of indebtedness secured by such security interests or mortgages  shall  not  exceed  $20,000,000  at  any  one
time outstanding, (vii) security interests or mortgages on the property or assets of any entity acquired by the Company, provided that the aggregate principal amount of indebtedness secured by such security interests or mortgages shall not exceed $5,000,000 at any one time outstanding, and (viii) renewals, extensions or replacements of any of the debts underlying said liens or encumbrances referred to in clauses (ii), (iii), and (iv) above, secured by such
liens  or encumbrances   at  the  time  of  the  renewal,
extension or replacement and applying only to the same property or assets theretofore subject to such liens or encumbrances.

              5.5. Merger and Sale of Assets. It will not, and will not permit any Consolidated Subsidiary to consolidate or merge with or into any other corporation and will not sell, lease, transfer or otherwise dispose of more than ten percent of its assets other than in the ordinary course of business; provided, that (i) a Consolidated Subsidiary, or any other corporation organized under the laws of any state of the United States of America, may be merged into or consolidated with the Company, or another Consolidated Subsidiary if the Company or such Consolidated Subsidiary shall be the continuing or surviving corporation; (ii) any corporation (other than the Company) organized under the laws of any state of the United States of America may be merged
into or consolidated   with   any  Consolidated  Subsidiary  if
such Consolidated Subsidiary shall be the continuing or surviving corporation or such other corporation shall immediately become a Consolidated Subsidiary; (iii) any Consolidated Subsidiary may sell, lease, transfer or otherwise dispose of its assets to the Company; and (iv) no merger, consolidation, sale, lease, transfer or other disposition shall be permitted under (i), (ii) or (iii) above unless immediately after giving effect thereto, the Company shall be in compliance with all other requirements in this Agreement.






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              5.6.  Net Worth.    The Company will not permit
Consolidated  Tangible  Net  Worth  to   be   less than  (i)
$150,000,000 plus seventy percent (70%) of the aggregate annual increases in Consolidated Tangible Net Worth from that existing on June 30, 1992 or (ii) 66 2/3% of Consolidated Indebtedness, whichever of (i) or (ii) is the greater.

              5.7. Working Capital. The Company will not permit Consolidated Working Capital to be less than $30,000,000.

              5.8. Permitted Indebtedness. The Company will not nor will it permit any Consolidated Subsidiary to, create, assume or have outstanding Indebtedness owed by it for money borrowed other than the following:

                    (a)  Indebtedness   arising   from   the
Company's financing of consumer credit sales of its water softeners and related products not exceeding in the aggregate at any one time outstanding, the lesser of $12,000,000 or seventy-five percent (75%) of the total unpaid amount due on customers' notes given in such sales transactions;

                    (b)  Indebtedness   arising   in
connection with Industrial Revenue Bonds of the Company purchased by FNBB;

                    (c)  Purchase  money Indebtedness arising
from the acquisition of real or personal property for use in the business of the Company or of any Consolidated
Subsidiary;

                    (d)  Indebtedness   arising   from   the
Company's financing (whether by sale or by lease) of its water coolers;

                    (e)  Indebtedness  of  the  Company  or  any
of its Consolidated Subsidiaries other than that referred to in clauses (a), (b), (c) and (d) above, owed to a bank, corporation, firm or other person not exceeding in the aggregate amount at any one time outstanding the principal sum of $45,000,000; and

                    (f)  Indebtedness  owed  to  the  Banks
under  this Agreement and the Notes.




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              5.9.  Sale  and  Leaseback.   The  Company will
not, nor will it permit any Consolidated Subsidiary to, sell or transfer any of its properties with the intention of taking back a lease of any such property, without the prior approval of the Banks, such approval not to be unreasonably withheld. Notwithstanding the foregoing, the Company shall not be required to obtain the prior approval of the Banks if the net book value of all property to be sold or transferred does not exceed $1,000,000 in aggregate amount in any fiscal year.

              5.10.  Environmental Matters.

                    5.10.1.  Indemnification.   The  Company
covenants and agrees that it will indemnify and hold the Banks harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any of the Banks (including all costs of legal representation incurred by the Agent or any of the Banks) resulting from (a) any Release or threatened Release of Hazardous Materials on the Property, (b) any violation of any Environmental Laws with respect to conditions at the Property or the operations conducted thereon, or (c) the investigation or remediation of offsite locations at which the Company or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Materials to the extent that such liability arises from such Disposal by the Company, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. It is expressly acknowledged by the Company that this covenant of indemnification shall survive the payment of the Loans and shall inure to the benefit of the Agent, the Banks, and their successors and assigns.

              5.10.2.  Notice.   The Company covenants and
agrees promptly to provide the Agent with written  notice:   (a)
upon the Company's obtaining knowledge of any violation of any Environmental Law regarding the Property or the Company's operations which violation could have a material adverse effect on the Property or on the Company's operations; (b) upon the Company's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Materials at, from, or into the Property which it reports in writing or is reportable by it in writing to any governmental authority or which could materially affect the value of the Property; (c) upon the Company's receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Materials,

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including a notice or claim of liability  or  potential
responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) the Company's or any person's operation of the Property, (B) contamination on, from or into the Property, or (C) investigation or remediation of offsite locations at which the Company or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Materials; or
(d) upon the Company's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which the Company may be liable or for which a lien may be imposed on the Property.

              5.10.3.  Response  Actions.  The Company
covenants and agrees that if any Release or Disposal of Hazardous Materials shall occur or shall have occurred on the Property, the Company will cause the prompt containment
and removal of such Hazardous  Materials  and   remediation  of
the Property as necessary to comply with all Environmental Laws or to preserve the value of the Property. All such response actions shall commence within 90 days of providing notice to the Agent of such Release or Disposal pursuant to
5.10.2 hereof.

              6.  DEFAULTS.   If  any  of the following events
shall occur:

              6.1.  if the Company shall fail to  pay  any
installment of principal or interest of any Note in any case on or before the tenth day following the due date thereof;

              6.2. if the Company shall fail to perform any covenant contained in 5.3, 5.4, 5.5, 5.8, 5.9 or 5.10 hereof;

              6.3. if the Company shall fail to perform any covenant contained in 5.6 or 5.7 for 30 days after the commencement date of its failure to perform;

              6.4. if the Company shall fail to perform any term, covenant or agreement herein contained (other than those specified in 6.1, 6.2 or 6.3 above) for 30 days after written notice of default has been given to the Company by the Agent;


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              6.5.  if any representation  or  warranty of the
Company in 3 hereof or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made;

              6.6. if the Company or any Consolidated Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed monies or advances, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed monies or advances, for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, unless the same shall have been waived; or

              6.7. if the Company or any Consolidated Subsidiary shall admit in writing of its inability to pay its debts; or suffer a receiver or trustee for all or substantially all of its property to be appointed and, if appointed without its consent, not to be discharged within 60 days; or suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it and, if contested by it, not to be dismissed or stayed within 60 days; or suffer any judgment in excess of $1,000,000 to be entered against it, or any writ of attachment or execution or any similar process to be issued or levied against a substantial part of its property, which judgment, writ or process is not discharged, released, stayed, bonded, or vacated within 60 days after its entry, issue or levy;

then, and in every such event described above in 6 (Events of Default, or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, Defaults), if such Default continues, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Company, terminate the Commitment of the Banks and declare all amounts owing with respect to the Notes held by the Banks to be, and they shall thereupon forthwith become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; provided that in the event of any Event of Default specified in 6.7, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.


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         7.  SETOFF.

         Any deposits or other sums at any time credited by or due from any of the Banks to the Company and any securities or other property of the Company in the possession of any of the Banks may at all times be held and treated as collateral security for the payment of the Notes and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Company to any of the Banks. Regardless of the adequacy of any collateral, any deposits or other sums credited by or due from any of the Banks to the Company may be applied to or set off against such liabilities at any time. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Company to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (b) if such Bank shall receive from the Company, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

               8.  THE AGENT.

               8.1.  Authorization.   The Agent is authorized
to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably

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incident thereto, provided that  no  duties  or
responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

              8.2.  Employees and Agents.   The Agent may
exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably
determine,   and  all reasonable fees and expenses of any such
Persons shall be paid by the Company.

              8.3.  No  Liability.   Neither the Agent nor any
of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

              8.4.  No   Representations.   The  Agent  shall
not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other
Loan Documents or any  instrument  at  anytime   constituting,
or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Company, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions,  covenants  or agreements  herein  or  in  any
instrument   at   any   time constituting,  or  intended to
constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent,

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waiver or request delivered to it by  the Company or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions
of  the  Company  or  any  of  its  Subsidiaries.    Each   Bank
acknowledges   that   it   has, independently and without
reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

              8.5.  Payments.

                    (a)  A payment by the Company to the Agent
hereunder or any of the other Loan Documents for the account of
any Bank shall  constitute a payment to such Bank.   The  Agent
agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                    (b)  If in the opinion of the Agent the
distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan
Documents might involve   it  in  liability,  it  may  refrain
from   making  distribution  until  its right to make
distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                    (c)  Notwithstanding anything to the
contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of 7 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and to payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a Delinquent Bank) and

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shall  be  deemed a  Delinquent  Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Company, whether on account of outstanding Loans, interest,
fees  or  otherwise,   to   the   remaining   nondelinquent
Banks  for  application  to,  and reduction of, their respective
pro  rata  shares of all outstanding  Loans.   The Delinquent
Bank hereby authorizes  the  Agent  to  distribute such
payments  to  the nondelinquent Banks in proportion to their
respective pro rata  shares of all outstanding Loans.   A
Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares
of  all  outstanding  Loans  have  returned  to  those   in
effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

              8.6.  Holders  of  Notes.   The Agent may deem and
treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

              8.7.  Indemnity.   The  Banks  ratably  agree
hereby to indemnify and hold harmless the Agent from and against
any and all claims,   actions   and  suits  (whether  groundless
or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Company as required by 10.6), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

              8.8.  Agent  as  Bank.  In its individual
capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

              8.9. Resignation. The Agent may resign atany time by giving sixty (60) days' prior written notice thereof
to  the Banks  and  the  Company.   Upon  any  such
resignation,  the Majority  Banks  shall  have  the right to
appoint a successor Agent.   Unless  a  Default or Event  of
Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the /101



Company. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

              8.10. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this 8.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

              8.11. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each document furnished to the Agent for such Bank hereunder.

              9.  ASSIGNMENT AND PARTICIPATION.

               9.1.  Conditions  to  Assignment by  Banks.
Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it) and the Notes held by it; provided that (a) each of the Agent and the Company shall have given its prior written consent to such assignment, which consent, in the case of the Company, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) each assignment shall be in an amount that is a whole multiple of $5,000,000, and (d) the parties to such assignment shall execute and deliver to the

/102



Agent, for  recording  in the Register   (as   hereinafter
defined),   an  Assignment  and Acceptance, substantially in the
form of Exhibit C  hereto (an Assignment and Acceptance),
together with any Notes subject to such  assignment.   Upon
such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank
shall,  to  the  extent   provided   in  such assignment  and
upon payment to the Agent of the registration fee referred to in 9.3, be released from its obligations under this Agreement.

              9.2.  Certain Representations and Warranties;
Limitations;  Covenants.   By  executing  and  delivering
an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b)
the assigning Bank makes no representation   or   warranty  and
assumes no responsibility with respect to the financial condition of the Company and its Consolidated Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company and its Consolidated Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, /103 continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof,
together   with   such  powers  as  are  reasonably incidental
thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

         9.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the Register) for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing
to, the Banks from time to time.   The  entries  in  the
Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for
all purposes of this Agreement.   The  Register shall be
available for inspection by the Company and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

         9.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Company and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to
the  amount retained by it hereunder.   Such  new Notes shall
provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate

/104



principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this 9.4, the Company shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Company.

              9.5.  Participations.  Each Bank may sell
participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this
Agreement and the  other  Loan  Documents;  provided  that   (a)
each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Company and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

              9.6. Disclosure. The Company agrees that any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information, (b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

              9.7.   Miscellaneous  Assignment  Provisions.   If
any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Company and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this 9 to /105 the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under 4 of the
Federal Reserve  Act,  12  U.S.C.   341.    No  such  pledge  or
the enforcement thereof shall release the  pledgor  Bank  from
its obligations   hereunder   or  under  any  of  the  other
Loan Documents.

              9.8. Assignment by the Company. The Company shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

              10.  MISCELLANEOUS.

              10.1. Notices. All written notices hereunder to any party hereto shall be deemed to have been given when properly deposited in the mails or delivered to the telegraph company addressed to such party at its address given above or at any other address specified in writing to the person giving such notice. All written notices shall be sent prepaid by certified mail, return receipt required, or by
telegraph.   Notwithstanding the foregoing, the written notice
called for in 1.2.1 hereof is effective only upon receipt by the Agent.

              10.2. Term of Agreement. This Agreement shall continue in force and effect so long as any Commitment, or any Note or any obligation of the Company for any interest or other amounts owing hereunder shall be outstanding.

              10.3.  No  Waivers.   No failure or delay by any
of the Banks in exercising any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

              10.4.  Massachusetts  Law.  This Agreement and
each Note shall be deemed to be a contract made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

              10.5.  Computation  of  Interest.   Interest
shall be computed on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, /106



interest shall be payable  for  such  extended  time.   If  any
payment required by this Agreement becomes due on a day on which the Agent is required or permitted by law to remain closed, such payments may be made on the next succeeding day on which the Agent is open, and such extension shall be included in computing interest in connection with such payment.

              10.6.  Expenses.   The  Company  will pay all
reasonable out-of-pocket expenses incurred by the Agent (including reasonable fees and disbursements of Messrs. Bingham, Dana & Gould, counsel for the Agent) in connection with
(i) the preparation, review and execution of this  Agreement
and  all other documents contemplated   herein   and   (ii)
the administration of the loan  program  contemplated herein.
The Company   will  pay  all  reasonable  out-of-pocket
expenses incurred by any Bank or the Agent in connection with the enforcement of any of the provisions hereof.

              10.7.  Environmental  Assessments.    After
reasonable notice by the Banks, whether or not an Event of Default shall have occurred, the Banks may, from time to time, in their discretion for the purpose of assessing and ensuring the value of the Property, obtain one or more environmental assessments or audits of the Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Banks to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at the Property and (ii) whether the use and operation of the Property complies with all Environmental
Laws.   Environmental assessments  may  include  without
limitation detailed visual inspections of the Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or
analyses as the Banks deem appropriate.   If any  Event of
Default shall have occurred and be continuing at the time such assessments or audits are commenced, such environmental assessments or audits shall be at the sole cost and expense of the Company, if no Event of Default shall have occurred and be continuing at such time, such assessments or audits shall be at the Banks' expense.

              10.8.  Consents, Amendments,  Waivers,  Etc.
Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by one or more or all of the Banks may be given, and any term of this Agreement or of any other instrument related /107 hereto or mentioned herein may be amended, and the performance or observance by the Company of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the written consent of the Majority Banks. Notwithstanding the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by all of the Banks, reduce the principal of or interest rate on any Loans, extend the term or increase the amount of the Commitment of any Bank, reduce the amount of any commitment fees, extend any regularly scheduled payment date for principal or interest, or change the definition of Majority Banks; and (ii) 8 may not be
amended without the written consent of the  Agent.   No  waiver
shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Company shall entitle the Company to other or further notice or demand in similar or other circumstances.

         10.9. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument. Complete sets of counterparts shall be lodged with the Company and the Banks.

                              IONICS, INCORPORATED


                              By: /s/Arthur L. Goldstein
                              Title: Chairman and Chief
                                     Executive Officer


                              THE FIRST NATIONAL BANK OF BOSTON,
                                  individually and as Agent


                              By: /s/H.J. Petrillo
                              Title: Vice President




/108




                                                 EXHIBIT A


                       FORM OF LOAN NOTE

$25,000,000                             Boston, Massachusetts


     For value received, Ionics, Incorporated (the "Maker"), a Massachusetts corporation, promises to pay to the order of The First National Bank of Boston (the "Bank") at its head office, the principal sum of Twenty Five Million Dollars ($25,000,000), or if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Bank to the Maker pursuant to the Credit Agreement described below, as shown on the Schedule attached to and made part of this Note, on December 31, 1995 and to pay interest on the unpaid balance hereof at said office on the first day of each January, April, July and October from the date hereof until maturity at a rate computed in accordance with, and to pay such other charges, if any, as may be required pursuant to, the provisions of the Credit Agreement described below, as shown on the Schedule attached to and made pat of this Note, on December 31, 1995 and to pay interest on the unpaid balance hereof at said office on the first day of each January, April, July and October from the date hereof until maturity at a rate computed in accordance with, and to pay such other charges, if any, as may be required pursuant to, the provisions of the Credit Agreement described below.

     Overdue principal and interest shall bear interest at a rate which at all times shall be one percent (1%) above the rate of interest hereon in effect from time to time compounded monthly and payable on demand.

     This note is the Loan Note issued under and is subject to the Amended and Restated Credit Agreement dated as of December 31, 1992 ( as amended from time to time, the "Credit Agreement") among the Maker, the Bank, such other lending institutions as may become parties thereto from time to time, and The First National Bank of Boston as Agent, and all capitalized terms used herein which are not otherwise defined herein have the meanings assigned to them by the Credit Agreement. Reference is made to the Credit Agreement for rights as to the prepayment hereof, the acceleration of the maturity hereof, and the selection of interest charges payable hereunder.


/109



     Every maker, endorser and guarantor of this Note or of the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assents to any extension or postponement of the time of payment of any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

                              IONICS, INCORPORATED



Dated:_______________         By:_________________________
                                 Title

































/110



                                                 EXHIBIT B

                            FORM OF
                        PROMISSORY NOTE


$______________                         Boston, Massachusetts


     FOR VALUE RECEIVED, Ionics, Incorporated (the "Maker"), a Massachusetts corporation, hereby promises to pay to the order of The First National Bank of Boston (the "Bank"), at its head office, the principal amount of $__________ in a series of 12 consecutive quarterly installments commencing April 1, 1996, the first eight (8) of which shall be in the amount of $____________ each and the final four (4) installments of which shall be in the amount of $___________ each. The Maker agrees to pay interest from the date hereof on the principal balance from tie to time outstanding, quarterly in arrears commencing April 1, 1996 and at maturity, at a rate computed in accordance with, and to pay such other charges, if any, as may be required pursuant to the provisions of the Credit Agreement described below.

     Overdue principal and interest shall bear interest at a rate which at all times shall be one and one-half percent (1 1/2%) above the rate of interest hereon in effect from time to time. overdue interest is compounded monthly and overdue principal and interest are both payable on demand.

     This Note is the Amortizing Note issued under a certain Amended and Restated Credit Agreement dated as of December 31, 1992 (as amended from time to time, the "Credit Agreement") among the Maker, the Bank, such other lending institutions as may be come parties thereto from time to time, and The First National Bank of Boston as Agent, and all capitalized terms used herein which are not otherwise defined herein have the meanings assigned to them by the Credit Agreement. Reference is made to the Credit Agreement for rights as to the prepayment hereof, the acceleration of the maturity hereof and the selection of interest charges payable hereunder.

     Every maker, endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assents to any extension or

/111




postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

                              IONICS, INCORPORATED


Dated:______________          By:__________________________
                                 Title:





































/112




                                                 EXHIBIT C


               FORM OF ASSIGNMENT AND ACCEPTANCE

                      Dated ____________


     Reference is made to the Amended and Restated Credit Agreement, dated as of December 31, 1992 (as amended and in effect from time to time, the "Credit Agreement"), among Ionics, Incorporated (the "Company"), certain lending institutions which are or may become parties thereto (the "Banks"), and The First National Bank of Boston, as agent (in such capacity, the "Agent"), for itself and the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     __________________________ (the "Assignor") and
_____________________ ( the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ____% interest in and to all the Assignor's rights and obligations under the Credit Agreement relating to the Loans as of the Effective Date (as hereinafter defined).

     2. The Assignor (i) represents that as of the date hereof, its Commitment Percentage without giving effect to assignments thereof which have not yet become effective) is ____%, and the aggregate outstanding balance of its Loans (unreduced by any assignments thereof which have not yet become effective ) is $____________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, its Consolidated subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company and its Consolidated

/113



Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under the Credit Agreement or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches the Notes delivered to it under the Credit Agreement and requests that the Company exchange such Notes for a new Note or Notes payable to each of the Assignor and the Assignee as follows:

     Notes Payable to         Amount of
      the Order of:             Note

     [Name of Assignor]       [Note ($____)]

     [Name of Assignee]       [Note ($----)]

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance;
(ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to
Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, any other Bank or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

     4. The effective date for this Assignment and Acceptance shall be [at least five days after execution and delivery of this certificate] (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording in the register by the Agent.






/114



     5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from all of its obligations under the Credit Agreement.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. the Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

     7.  THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE
EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF
MASSACHUSETTS.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                              [NAME OF ASSIGNOR]



                              By:  _________________________
                              Title:________________________


                              [NAME OF ASSIGNEE]


                              By:  _________________________
                              Title:________________________








/115





                                                 SCHEDULE 3.3



                     IONICS, INCORPORATED

  SCHEDULE OF PROPERTIES SECURED BY MORTGAGES AS OF 12/31/92.

                                             LOAN AMOUNT
     SECURITY                 MORTGAGEE      (AT 9/30/92)  MATURITY
1.   PROPERTY LOCATED     TOWN OF WATERTOWN  $  420,000    07/01/94
     65 GROVE STREET &
     58 IRVING STREET
     WATERTOWN, MA

2.   PROPERTY LOCATED     SECURITY PACIFIC   $  199,880    12/31/92
     4101 EASTWOOD STREET
     PHOENIX, AZ

3.   LAND LOCATED         LANDS ADMIN.       $  143,866    12/31/05
     1873 LYTTON ROAD     COMMISSION
     LYTTON, BRISBANE
     QUEENSLAND, AUSTRALIA



















/116







                                             SCHEDULE 3.8



                          IONICS, INCORPORATED


Paragraph (b):  The Company has been notified by the United States
                Environmental Protection Agency that it has been identified as a potentially responsible party under CERCLA with respect to the following sites listed on the National Priorities List:

                1.  Union Chemical site, Union, Maine

                2.  Silresim site, Lowell, Massachusetts

                3.  Solvents Recovery Service of New England
                       site, Southington, Connecticut

Paragraph (c):  The following are the underground storage tanks that are located on the Company's property or operated by the Company.

                1.  Four tanks, Watertown, Massachusetts

                2.  One tank, Phoenix, Arizona

                3.  One tank, Springfield, Massachusetts















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